UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340-2348 Walsh Avenue, Suite 2344 Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SMLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2025, Semler Scientific, Inc., or Semler Sci, completed its previously announced private offering of $100.0 million aggregate principal amount of its 4.25% Convertible Senior Notes due 2030, or the Notes, including the exercise in full of the initial purchasers’ option to purchase up to an additional $15.0 million principal amount of the Notes. The Notes were issued pursuant to an indenture, dated January 28, 2025, or the Indenture, between Semler Sci and U.S. Bank Trust Company, National Association, as trustee.

The Notes are general senior, unsecured obligations of Semler Sci and will mature on August 1, 2030, unless earlier converted, redeemed or repurchased. The Notes bear interest at a rate of 4.25% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2025. The Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding May 1, 2030, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2025 (and only during such calendar quarter), if the last reported sale price of Semler Sci’s common stock, par value $0.001 per share, or the Common Stock, for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any 10 consecutive trading day period, or the measurement period, in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate for the Notes on each such trading day; (3) if Semler Sci calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after May 1, 2030 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, Semler Sci may satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at Semler Sci’s election, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes will initially be 13.0826 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $76.44 per share of Common Stock. The initial conversion price of the Notes represents a premium of approximately 25.0% over the last reported sale price of the Common Stock on the Nasdaq Capital Market on January 23, 2025. The conversion rate for the Notes is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if Semler Sci delivers a notice of redemption in respect of the Notes, Semler Sci will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period (as defined in the Indenture), as the case may be. Initially, a maximum of 1,635,320 shares of Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 16.3532 shares of common stock per $1,000 principal amount of Notes.

Semler Sci may not redeem the Notes prior to August 4, 2028. Semler Sci may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described in the Indenture), at its option, on or after August 4, 2028 and prior to the 21st scheduled trading day immediately preceding the maturity date, if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Semler Sci provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If Semler Sci undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as set forth in the Indenture, holders may require, subject to certain exceptions, Semler Sci to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving Semler Sci after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

•	default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;
•	default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
•	failure by Semler Sci to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for three business days;
•	failure by Semler Sci to give (i) a fundamental change notice or notice of a make-whole fundamental change, in either case when due and such failure continues for five business days, or (ii) notice of a specified corporate transaction when due and such failure continues for one business day;
•	failure by Semler Sci to comply with its obligations in respect of any consolidation, merger or sale of assets;
•	failure by Semler Sci to comply with any of Semler Sci’s other agreements in the Notes or the Indenture for 60 days after written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;
•	default by Semler Sci or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $15.0 million (or its foreign currency equivalent), in the aggregate of Semler Sci and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to Semler Sci by the trustee or to Semler Sci and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; and
•	certain events of bankruptcy, insolvency or reorganization of Semler Sci or any of Semler Sci’s significant subsidiaries.

If certain bankruptcy and insolvency-related events of default occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy and insolvency-related events of default, occurs and is continuing, the trustee by written notice to Semler Sci or the holders of at least 25% in principal amount of the outstanding Notes by written notice to Semler Sci and the trustee, may, declare the principal of, and accrued and unpaid interest on, all of the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent Semler Sci so elects, the sole remedy for an event of default relating to certain failures by Semler Sci to comply with certain reporting covenants in the Indenture will, for the first 365 days after the occurrence of such event of default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day that such event of default is continuing during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such event of default, as long as such event of default is continuing (in addition to any additional interest that may accrue as a result of certain defaults (as set forth in the Indenture).

The Indenture provides that Semler Sci shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of Semler Sci and its subsidiaries, taken as a whole, to, another person (other than any such sale, conveyance, transfer or lease to one or more of Semler Sci’s direct or indirect wholly owned subsidiaries), unless: (i) the resulting, surviving or transferee person (if not Semler Sci) is a “qualified successor entity” (as defined in the Indenture), or the successor entity, organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such successor entity (if not Semler Sci) expressly assumes by supplemental indenture all of Semler Sci’s obligations under the Notes and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture.

A copy of the Indenture (including the form of the Notes) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The net proceeds from this offering were approximately $95.8 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by Semler Sci. Semler Sci used approximately $7.7 million of the net proceeds to pay the cost of the capped call transactions described below. Semler Sci intends to use the remainder of the net proceeds for general corporate purposes, including the acquisition of bitcoin.

Capped Call Transactions

On January 23, 2025, in connection with the pricing of the Notes, and on January 24, 2025, in connection with the exercise in full by the initial purchasers of their option to purchase additional Notes, Semler Sci entered into privately negotiated capped call transactions with certain financial institutions, pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The capped call transactions are expected generally to reduce potential dilution to Common Stock upon any conversion of Notes and/or offset any cash payments Semler Sci is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to approximately $107.01 per share (which represents a premium of approximately 75% over the last reported sale price of the Common Stock on the Nasdaq Capital Market on January 23, 2025, and is subject to certain adjustments under the terms of the capped call transactions).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Semler Sci offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act, and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Semler Sci relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated January 23, 2025 by and between Semler Sci and the representative for the several initial purchasers. The shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “believe,” “goal,” “may,” “will,” “intend,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this Current Report on Form 8-K include express or implied statements about the offering of the Notes, the effects of the capped call transactions, and Semler Sci’s expectations regarding the use of the net proceeds from the offering, among others. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Sci’s actual results to differ materially from those discussed here, including the risk factors detailed in Semler Sci’s filings with the Securities and Exchange Commission. These forward-looking statements involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this Current Report on Form 8-K are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this Current Report on Form 8-K and Semler Sci assumes no obligation to update or revise these statements unless otherwise required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of January 28, 2025, by and between Semler Scientific, Inc. and U.S. Bank Trust Company, National Association, as Trustee.
4.2	Form of Global Note, representing Semler Scientific, Inc.’s 4.25% Convertible Senior Notes due 2030 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
10.1	Form of Confirmation for Capped Call Transactions.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

Date: January 28, 2025	By:	/s/ Renae Cormier
Name: Renae Cormier
Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)